UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

October 3, 2014
(Date of earliest event reported)

0-28092
(Commission file number)

Medical Information Technology, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts
(State of incorporation)

04-2455639
(IRS Employer Identification Number)

MEDITECH Circle, Westwood, MA
(Address of principal executive offices)

02090
(Zip Code)

781-821-3000
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) The Audit Committee (the "Audit Committee") of the Board of Directors of Medical Information Technology, Inc. (the "Company") has dismissed Ernst & Young LLP ("EY") as the independent accountants for the Company, effective October 3, 2014.

EY's audit reports on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years and through the date of this Current Report on Form 8-K, (i) there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to EY's satisfaction, would have caused EY to make reference to the subject matter in connection with their reports on the Company's financial statements for such years; and (ii) there were no reportable events, within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, except for the identification of material weaknesses in the Company's internal control over financial reporting as described in Item 9A of the Company's Form 10-K for the year ended December 31, 2013. As of the date of this Report on Form 8-K, material weaknesses in the Company's internal control over financial reporting continue to exist.

The Company has provided EY with a copy of the disclosures in this Current Report on Form 8-K and has requested that EY furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not EY agrees with the Company's statements in this Item 4.01(a). Attached as Exhibit 16.1 hereto is a copy of EY's letter stating its agreement with such statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 16.1 Letter to Securities and Exchange Commission from Ernst & Young LLP, dated October 9, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Medical Information Technology, Inc.
(Registrant)

By: Barbara A. Manzolillo, Chief Financial Officer and Treasurer
(Signature)

October 9, 2014
(Date)